AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 21, 2004
                                                REGISTRATION NO.__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               __________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933


                              WESTBANK CORPORATION
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         MASSACHUSETTS                                           04-2830731
-------------------------------                               ----------------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                              Westbank Corporation
                                 225 Park Avenue
                           West Springfield, MA 01090
                                 (413) 747-1400
          -------------------------------------------------------------
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)


                              WESTBANK CORPORATION
                       2004 RECOGNITION AND RETENTION PLAN
                       -----------------------------------
                            (FULL TITLE OF THE PLAN)

                               __________________


                     John M. Lilly, Chief Financial Officer
                              Westbank Corporation
                                 225 Park Avenue
                           West Springfield, MA 01090
                                 (413) 747-1400

                                    Copy to:

                            Richard A. Schaberg, Esq.
                             Thacher Proffitt & Wood
                     1700 Pennsylvania Avenue, NW, Suite 800
                              Washington, DC 20006
                                 (202) 347-8400
           -----------------------------------------------------------
           (NAME AND ADDRESS, INCLUDING ZIP CODE, TELEPHONE NUMBER AND
                        AREA CODE, OF AGENT FOR SERVICE)

                               __________________

                         CALCULATION OF REGISTRATION FEE

=================================================================================================
                                       Proposed Maximum     Proposed Maximum
Title of Securities    Amount to be     Offering Price     Aggregate Offering       Amount of
 to be Registered      Registered(1)       Per Share             Price(2)        Registration Fee
-------------------    ------------    ----------------    ------------------    ----------------
Common Stock,
$2.00 par value           92,505             (2)             $ 1,888,489.58          $239.27
=================================================================================================

(1) Based on the number of shares of common stock of Westbank Corporation ("Westbank") reserved for issuance under restricted stock awards granted under the 2004 Recognition and Retention Plan (the "Plan"). There are 92,505 shares of common stock authorized for awards under the 2004 Recognition and Retention Plan. In addition to such shares, this registration statement also covers an undetermined number of shares of common stock of Westbank that, by reason of certain events specified in the Plan, may become issuable upon grant of awards through the application of certain anti-dilution provisions.

(2) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to which a total of 92,505 restricted shares are deemed to be offered at $20.415 per share, the average of the daily high and low sales prices of common stock of Westbank on the Nasdaq National Market at the close of trading on May 19, 2004.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

          Not required to be filed with the Securities and Exchange Commission (the "Commission").


ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

          Not required to be filed with the Commission.

          Note: The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").


                                     PART II

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents and information heretofore filed with the Commission by the Registrant are incorporated by reference in this registration statement:

     (1) the description of Westbank Corporation's common stock contained in Westbank Corporation's Registration Statement on Form S-4 filed on September 30, 1998, and any amendments thereto;

     (2) Westbank Corporation's Annual Report on Form 10-K for the year ended December 31, 2003; and

     (3) Westbank Corporation's Quarterly Report on Form 10-Q for the period ending March 31, 2004.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated herein by reference, and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          Westbank Corporation will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to: John
M. Lilly, Westbank Corporation, 225 Park Avenue, West Springfield, MA 01090. Telephone requests may be directed to (413) 747-1400.


ITEM 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not Applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          In general, Article V, Section 9 of Westbank's By-Laws provides for indemnification of each director, officer, employee or agent of Westbank, any former director, officer, employee or agent of Westbank, and any person who is or shall be a director, officer, employee or agent of another organization in which Westbank owns shares or of which it is a creditor, against all liabilities and expenses reasonably incurred by such person in connection with, or arising out of, any action, suit or proceeding in which such person may be a party defendant or with which he may be threatened or otherwise involved, directly or indirectly, by reason of his being or having been a director or officer of Westbank or such other organization, except in relation to matters as to which such person shall be finally adjudged (other than by consent) in such action, suit or proceeding not to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Westbank or such other organization, and, with respect to any criminal action or proceeding, only to the extent that he had no reasonable cause to believe his conduct was unlawful.

          Section 67 of the Massachusetts Business Corporation Law ("MBCL") sets forth certain circumstances under which directors, officers, employees and agents may be indemnified against liability which they may incur in their capacity as such. Section 67 of the MBCL provides as follows:

          "Indemnification of Directors, Officers, Employees, etc."-Indemnification of directors, officers, employees and other agents of a corporation and persons who serve at its request as directors, officers, employees or other agents of another organization or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or
          (ii) a by law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or by laws otherwise require, indemnification of any persons referred to in the preceding sentence who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan.

          No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

          The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

          Westbank Corporation has entered into an employment agreement with Donald R. Chase. The agreement provides for indemnification to be provided to Mr. Chase to the fullest extent permitted under applicable law. Westbank Corporation and Westbank are also parties to change of control agreements with certain officers which provide for indemnification for attorneys' fees in some instances.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.


ITEM 8.   EXHIBITS.

          See exhibits list.


ITEM 9.   UNDERTAKINGS.

          A.  Rule 415 offering. The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic report filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. Filings incorporating subsequent Exchange Act documents by reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Incorporated annual and quarterly reports. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          D. Filing of registration on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of West Springfield, Commonwealth of Massachusetts on May 19, 2004.
                                      Westbank Corporation
                                      (Registrant)


                                      By: /s/ Donald R. Chase
                                          -------------------------------------
                                          Donald R. Chase
                                          President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

===========================      ==========================         ============
       SIGNATURE                           TITLE                        DATE
===========================      ==========================         ============

/s/ Donald R. Chase              President, Chief Executive         May 19, 2004
---------------------------       Officer and Director
Donald R. Chase

/s/ John M. Lilly                Treasurer and Chief                May 19, 2004
---------------------------      Financial Officer
John M. Lilly

/s/ Roland O. Archambault        Director                           May 19, 2004
---------------------------
Roland O. Archambault

/s/ Mark A. Beauregard           Director                           May 19, 2004
---------------------------
Mark A. Beauregard

/s/ David R. Chamberland         Director                           May 19, 2004
---------------------------
David R. Chamberland

/s/ Ernest N. Laflamme, Jr.      Chairman of the Board              May 19, 2004
---------------------------
Ernest N. Laflamme, Jr.

/s/ G. Wayne McCary              Director                           May 19, 2004
---------------------------
G. Wayne McCary

                                 Director                           May 19, 2004
---------------------------
Robert J. Perlak

/s/ George S. Sullivan           Director                           May 19, 2004
---------------------------
George S. Sullivan

/s/ James E. Tremble             Director                           May 19, 2004
---------------------------
James E. Tremble

                                  EXHIBIT INDEX
                                  -------------




EXHIBIT
NUMBER    DESCRIPTION
-------   -----------

4.1 Form of Award Agreement under the Westbank Corporation 2004 Recognition and Retention Plan.

4.2 Articles of Organization for Westbank Corporation, incorporated by reference to Exhibit 3(a), the Registrant's Annual Report on Form 10-K, for the year ended December 31, 1988, and any amendments thereto.

4.3 By-Laws of Westbank Corporation, incorporated by reference to Exhibit 3(b), the Registrant's Annual Report on Form 10-K, for the year ended December 31, 1988, and any amendments thereto.

5 Opinion of Thacher Proffitt & Wood LLP, counsel for Registrant, as to the legality of the securities being registered.

23.1      Consent of Thacher Proffitt & Wood LLP (included in Exhibit 5 hereof).

23.2      Consent of Grant Thornton LLP.

99.1 Westbank Corporation 2004 Recognition and Retention Plan filed on March 9, 2004 as Appendix A to Registrant's Proxy Statement on
          Schedule 14A, is incorporated herein by reference.